EXHIBIT 23.1
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                         Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of TelePad Corporation for the registration of 1,850,000 shares of its common stock and to the incorporation by reference therein of (1) our report dated March 6, 1998, with respect to the financial statements of TelePad Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 1997 and (2) our report dated June 19, 1998, with respect to the financial statements of L&E Mobile Computer Mounts, Inc. as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and the period from April 22, 1996 (inception) through December 31, 1996 icluded in the Current Report on Form 8-K/A of TelePad Corporation dated August 10, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Vienna, Virginia
August 25, 1998